Exhibit 99.1


     Digital Recorders, Inc. Announces First Quarter 2004 Earnings Results

    DALLAS--(BUSINESS WIRE)--May 6, 2004--Digital Recorders, Inc.,
(Nasdaq:TBUS):

    --  Revenue Up 11.2 Percent Over Same Period Results Last Year

    --  2 Cents Per Share Profit vs. 6 Cent Loss in Same Period a Year
        Ago

    Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems, announced today it posted basic and fully diluted earnings of 2 cents per share on $12.13 million in revenue in first quarter 2004, as compared to a loss of 6 cents on $10.9 million in revenue posted in the same period last year.
    "Our revenue increase was evident throughout most Company operations. Our improved profit results were derived primarily from previously announced profit improvement programs combined with the increased revenue volume. Together, these produced significantly improved results for the Company in the first quarter," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    FIRST QUARTER 2004 FINANCIAL RESULTS

    For the three months ended March 31, 2004, revenue increased by
11.2 percent to $12.13 million and the net income was $85,597, or 2 cents per share, on 3,944,475 basic and 4,110,127 fully diluted weighted-average common shares outstanding. This compares to revenue of $10.91 million and a net loss of $211,466, or 6 cents per share, on 3,804,475 basic and fully diluted weighted-average shares outstanding for the same period last year. The results are after $80,781 and $44,250 in dividends to preferred shareholders for the three months ended March 31, 2004 and March 31, 2003, respectively.
    As of March 31, 2004, the Company had $2.37 million in working capital and $11.03 million in shareholders' equity. This compares to $1.8 million in working capital and $7.5 million in shareholders' equity as of March 31, 2003.

    FIRST QUARTER 2004 AND OTHER RECENT NEWS HIGHLIGHTS

    -- On Feb. 11, 2004, the Company announced that its TwinVision na, Inc. business unit in Research Triangle Park, N.C., had received more than $1.7 million in orders for electronic destination sign systems from five existing customers that will benefit transit fleets in five states.

    -- On March 3, 2004, the Company announced that Donald Tunstall was named Vice President and General Manager of the Company's law enforcement communications business unit, Digital Audio Corporation, which recently relocated to Research Triangle Park, N.C.

    -- On April 26, 2004, the Company announced that it had completed a $5.0 million private placement of its common stock to certain qualified institutional investors involving the sale of 625,000 shares of common stock to those investors for $8.00 per share. The Company also granted those investors warrants to acquire 125,000 shares of common stock at an exercise price of $8.80 per share, exercisable for a period of five years. The Company intends to use the net proceeds of the private placement for general working capital purposes.

    -- On April 27, 2004, the Company announced that Mr. Turney would appear on CNBC TV's Kudlow & Cramer show that day. The program aired from 5 p.m. to 6 p.m. (Eastern).

    -- On April 28, 2004, the Company announced that its Mobitec AB (Mobitec) subsidiary in Sweden had signed a renewed frame agreement with Volvo Bus Corporation (Volvo). As part of the frame agreement, Mobitec will provide electronic destination sign systems to Volvo worldwide. Valid for two years, the agreement is renewable and is a continuation of the relationship that Mobitec has held with Volvo for many years.

    -- On April 30, 2004, the Company announced that certain of its outstanding debt securities and preferred stock had been converted into shares of common stock. BFSUS Special Opportunities Trust PLC and Renaissance U.S. Growth Investment Trust PLC converted the debentures held by them in accordance with their terms. Upon such conversions, the Company issued an aggregate of 2,075,000 shares of common stock to the holders. The debentures, which have now been converted and recorded as equity, had an aggregate principal amount of $4,150,000 and bore interest at 8.0 percent per annum. The holders announced in Forms 4 filed with the Securities and Exchange Commission that they had sold all such shares of common stock. This conversion results in $332,000 reduced interest expense per annum. A pro forma presentation of this and other recent favorable balance sheet transactions is included in the Company's Form 10-Q for the quarter ended March 31, 2004, which has been filed. Concurrently with the debenture conversions, all of the Company's outstanding shares of Series F Convertible Preferred Stock, which were held by Dolphin Offshore Partners, L.P., also were converted into 760,232 shares of the Company's common stock. The Series F Convertible Preferred Stock had an aggregate liquidation value of $1,520,414 and required the payment of dividends, payable in additional shares of Series F Convertible Preferred Stock, at the rate of 3.0 percent per annum. The conversions of the debentures and Series F Stock did not result in any cash proceeds to the Company. However, separately between April 26, 2004 and April 30, 2004, the Company received approximately $605,500 in connection with the exercise of certain warrants to purchase an aggregate of 170,000 shares of common stock. These warrant exercises, together with the conversions, the private placement of the aforementioned 625,000 shares of common stock and partial conversion of other convertible securities, have increased the number of outstanding shares of common stock of the Company at April 30, 2004, to approximately 7,639,707 shares, up from 3,944,475 shares at March 31, 2004.

    -- On April 30, 2004, the Company announced its previously filed Registration Statement on Form S-3, as amended, was declared effective on April 23, 2004. On April 29, 2004, the Company filed with the Securities and Exchange Commission the final Prospectus and Prospectus Supplement No. 1 in connection with the Registration Statement. The Registration Statement covers the resale by certain security holders of the Company of up to a total of 3,543,893 shares of the Company's common stock, which includes, among others, all of the shares issued to BFSUS Special Opportunities Trust PLC, Renaissance U.S. Growth Investment Trust PLC, and Dolphin Offshore Partners, L.P., upon the conversion of debentures and Series F stock as described in the preceding paragraph. The Company has not and will not receive any proceeds from the sale of the shares covered by that Registration Statement.

    LONG-TERM OUTLOOK

    "Our outlook for the next 12 months to 18 months indicates top-line growth into the $55 million to $60 million annualized revenue range without including any significant corporate acquisitions. On that revenue range, we would expect to report a profit for fiscal year 2004 before considering any non-cash financing charges should any materialize related to further financing activities of the Company. Supporting that outlook is an array of new products and new served markets, most of which we launched in fiscal year 2003, and that are now part of our on-going business. Through several specific actions, the Company now has achieved period-over-period product and operating expense reductions that could potentially result in approximately $1.4 million of annualized cost savings in fiscal year 2004," Mr. Turney said.
    With regard to the Transportation Equity Act for the 21st Century (TEA-21) reauthorizing legislation that has been expected for several months, Mr. Turney said it is still moving in what he believes to be a positive manner. "However, the fact that this federal funding component of our U.S. market is being forced to operate on a series of Continuing Resolutions while waiting for Congress and the Administration to hammer out differences is unsettling to the market. The funding levels under the Continuing Resolutions are consistent with the anticipated new legislation, which is good news. It simply would be much better if the differences could be settled and we could get the new legislation in place."

    CONFERENCE CALL INFORMATION

    Senior management will discuss the Company's first quarter 2004 earnings results, as well as its long-term outlook, during an investors' conference call on Friday, May 7, 2004, at 10:30 a.m. (Eastern).
    To listen to, and participate in, the live questions-and-answers exchange, call one of the following telephone numbers at least five minutes prior to the start time: Domestic, (888) 694-4768; or International, (973) 935-8514. For the convenience of investors, telephone replay will be available through Friday, May 21, 2004, via the following telephone numbers: Domestic, (877) 519-4471 (Code No. 4754789); or International, (973) 341-3080 (Code No. 4754789).
    To participate via webcast, go to
http://www.viavid.net/detailpage.aspx?sid=00001BBF. For the convenience of investors, the webcast will be archived for six months.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle locating and monitoring systems - enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies around the globe detect, capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. It is important to note the Company's actual results could differ materially from those contemplated in the Company's forward-looking statements as a result of various factors. Among other factors, the Company's results will be affected, perhaps materially, by general economic conditions, the availability of national government assistance and funding to local transportation authorities, the adoption and implementation of regulations concerning public transportation services, product demand and market acceptance risks, the effect of import, licensing and trade restrictions, the results of implementing the Company's business plan, the impact on the Company of its relationship with its lenders, the plans and prospects of competitors, the impact of competitive products and pricing, currency fluctuations, infringement by third parties of the Company's trade secrets and other intellectual property, the burdens and costs of defending against potential infringement claims against the Company, and our ability to attract and retain personnel. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and risks associated with the Company's business.



               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS

                                              March 31,   December 31,
                                                2004      2003 (Note)
                                              (Unaudited)
                                             -------------------------
ASSETS
--------------------------------------------
Current Assets
   Cash and cash equivalents                $   191,727  $   970,222
   Trade accounts receivable,
   less allowance for doubtful
   accounts of $115,317 at March 31, 2004
   and $115,042 at December 31, 2003          9,579,344    6,974,914
   Other receivables                            407,161      379,369
   Inventories                               10,239,477    9,797,610
   Prepaids and other current assets            466,544      555,068
                                             -----------  -----------
   Total current assets                      20,884,253   18,677,183
                                             -----------  -----------

Property and equipment, less accumulated
 depreciation of $2,454,742 at March 31,
 2004 and $2,351,651 at December 31, 2003     2,490,417    2,434,589
Goodwill, less accumulated amortization of
 $1,129,098 at March 31, 2004 and
 $1,144,248 at December 31, 2003             10,184,672   10,666,113
Intangible assets, less accumulated
 amortization of $616,718 at March 31, 2004
 and $598,484 at December 31, 2003            1,424,832    1,527,292
Deferred tax assets                             765,184      840,585
Other assets                                    459,705      406,134
                                             -----------  -----------
   TOTAL ASSETS                             $36,209,063  $34,551,896
                                             ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------
Current Liabilities
   Lines of credit                          $ 7,206,563  $ 5,983,051
   Current maturities of long-term debt       1,541,348    1,249,110
   Accounts payable                           7,291,380    6,456,870
   Accrued expenses                           2,177,664    2,334,050
   Deferred tax liabilities                     184,651      193,918
   Preferred stock dividends payable            111,531      117,983
                                             -----------  -----------
   Total current liabilities                 18,513,137   16,334,982
                                             -----------  -----------

Long-term debt and other obligations, less
 current maturities                           6,284,783    6,647,052
                                             -----------  -----------

Minority interest in consolidated subsidiary    374,411      338,199
                                             -----------  -----------

Commitments and contingencies                         -            -

Shareholders' Equity
   Series E Redeemable, Nonvoting,
    Convertible Preferred Stock,
    $.10 par value,
    Liquidation Preference of $5,000 per
    share; 600 shares authorized; 430 and 363
    shares issued and outstanding at March
    31, 2004 and December 31, 2003,
    respectively.                             1,730,374    1,440,295
   Series F Convertible Preferred Stock,
    $.10 par value,
    Liquidation Preference of $5,000 per
    share; 400 shares authorized; 300 shares
    issued and outstanding at March 31, 2004
    and December 31, 2003, respectively.      1,500,000    1,500,000
   Series AAA Redeemable, Nonvoting
    Preferred Stock, $.10 par value,

    Liquidation Preference of $5,000 per
    share; 20,000 shares authorized; 354
    shares issued and outstanding at March
    31, 2004 and December 31, 2003;
    redeemable at the discretion of the
    Company.                                  1,770,000    1,770,000
   Common stock, $.10 par value,
    25,000,000 shares authorized;
    3,944,475 issued and outstanding at
    March 31, 2004 and December 31, 2003,
    respectively                                394,447      394,447
   Additional paid-in capital                13,097,151   13,259,542
   Accumulated other comprehensive income -
    foreign currency translation              1,782,836    2,271,823
   Accumulated deficit                       (9,238,076)  (9,404,444)
                                             -----------  -----------
   Total shareholders' equity                11,036,732   11,231,663
                                             -----------  -----------
   TOTAL LIABILITIES AND SHAREHOLDERS'
    EQUITY                                  $36,209,063  $34,551,896
                                             ===========  ===========

Note: the consolidated balance sheet at December 31, 2003 has been derived from the audited financial statements at that date.




               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
          FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

                                      Three Months Ended March 31,
                                     ------------------------------
                                         2004             2003
                                     --------------   -------------

Net sales                           $   12,135,706   $  10,917,194
Cost of sales                            7,052,114       6,573,203
                                     --------------   -------------
  Gross profit                           5,083,592       4,343,991
                                     --------------   -------------

Operating expenses:
  Selling, general and
   administrative                        3,755,187       3,562,696
  Research and development                 733,499         649,997
                                     --------------   -------------
        Total operating expenses         4,488,686       4,212,693
                                     --------------   -------------

  Operating income                         594,906         131,298
                                     --------------   -------------

Other income (expense)                      32,285          19,483
Foreign currency translation gain
 (loss)                                   (114,646)         28,659
Interest expense, net                     (233,032)       (309,823)
                                     --------------   -------------
        Total other expense and
         interest expense                 (315,393)       (261,681)
                                     --------------   -------------

  Income (loss) before income tax
   expense                                 279,513        (130,383)

Income tax benefit (expense)               (76,923)            601
                                     --------------   -------------

  Income (loss) before minority
   interest in income of consolidated
   subsidiary                              202,590        (129,782)

Minority interest in income of
 consolidated subsidiary                   (36,212)        (37,434)
                                     --------------   -------------

  Net income (loss)                        166,378        (167,216)

Preferred stock dividends                  (80,781)        (44,250)
                                     --------------   -------------

  Net income (loss) applicable to
   common shareholders              $       85,597   $    (211,466)
                                     ==============   =============

Earnings per share:
  Net income (loss) per share:
        Basic                       $         0.02   $       (0.06)
                                     ==============   =============
        Diluted                     $         0.02   $       (0.06)
                                     ==============   =============

  Weighted average number of common
   shares and common equivalent
   shares outstanding:
        Basic                            3,944,475       3,804,475
                                     ==============   =============
        Diluted                          4,110,127       3,804,475
                                     ==============   =============


    CONTACT: Digital Recorders, Inc.
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com